COACH, INC. 401(K) SAVINGS PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209393 on Form S-8 of our report dated June 29, 2017, relating to the financial statements and supplemental schedule of the Coach, Inc. 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Coach, Inc. 401(k) Savings Plan for the year ended December 31, 2016.

DELOITTE & TOUCHE LLP

New York, NY
June 29, 2017

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